EXHIBIT 99.1

Broadwind Announces First Quarter 2024 Results

CICERO, Ill., May 14, 2024 (GLOBE NEWSWIRE) -- Broadwind (Nasdaq: BWEN, or the “Company”), a diversified precision manufacturer of specialized components and solutions serving global markets, today announced results for the first quarter 2024.

FIRST QUARTER 2024 RESULTS

  Total revenue of $37.6 million
  Net income of $1.5 million, or $0.07 per diluted share
  Total non-GAAP adjusted EBITDA of $4.2 million, or 11.1% of total revenue
  Ratio of net debt to trailing twelve-month non-GAAP adjusted EBITDA of 0.6x as of March 31, 2024

Broadwind reported first quarter net income of $1.5 million, or $0.07 per diluted share, versus $0.8 million, or $0.04 per diluted share, in the year-ago period. The Company reported adjusted EBITDA, a non-GAAP measure, of $4.2 million in the first quarter compared to $4.1 million in the prior-year period. For a reconciliation of GAAP to non-GAAP metrics, please see the appendix of this release.

First quarter results benefited from a higher value sales mix, sustained price discipline, and targeted cost reduction actions, offset by a pause in new wind tower demand. While revenue declined by more than 23% on a year-over-year basis in the first quarter, total gross margin and non-GAAP adjusted EBITDA margin increased more than 330 basis points and 270 basis points, respectively, when compared to the year-ago period, contributing to improved profitability.

First quarter orders increased 43.5% on a sequential basis, as compared to the fourth quarter 2023, but declined as compared to the prior year period. Total backlog was $159.9 million as of March 31, 2024, while the book-to-bill ratio was 0.8x.

As of March 31, 2024, Broadwind had total cash on hand and availability under the Company’s credit facility of $22.4 million, versus $22.8 million at the end of the fourth quarter 2023.

MANAGEMENT COMMENTARY

“During a transitional period for the domestic onshore wind market, we’ve prioritized expansion within emerging growth, non-wind energy-transition verticals, and continued to drive improved operational efficiency across the organization, culminating in continued profitable growth,” stated Eric Blashford, President and CEO of Broadwind.   “While our first quarter wind-related revenue was down versus the prior year, non-wind activity levels are more stable, given strong demand for our precision manufacturing expertise across a diverse base of high-performance OEM customer brands.”

“We believe domestic onshore wind activity is poised to accelerate meaningfully in the 2025-2026 timeframe, given current indications of interest from customers,” continued Blashford. “In the interim, we’re taking action to further optimize our facilities and skilled labor force within other, higher growth energy-transition markets, while capitalizing on multi-year mega trends, including domestic onshoring and reshoring.”

“New order activity accelerated on a sequential basis across each of our reporting segments during the first quarter, with first quarter orders increasing nearly 44% versus the fourth quarter 2023,” continued Blashford. “Within our gearing segment, orders increased on a sequential basis, driven by our wind, mining and energy markets, while within Industrial Solutions, we continue to see strong activity levels from gas turbine customers,” stated Blashford.

“In recent quarters, we’ve taken significant actions to further align our cost structure with the current demand environment,” stated Blashford. “In combination, these actions will contribute more than $4 million in annualized cost savings beginning in the first quarter 2024.   At the end of the first quarter, we had $22.4 million of available cash and liquidity to support our operations and continue to prioritize balance sheet discipline ahead of a positive turn in wind tower demand. As of March 31, 2024, our net leverage was 0.6x, well within our target range of at or below 2.0x.”

“Today, we introduced financial guidance for the second quarter 2024,” concluded Blashford.  “While wind tower demand is expected to remain muted over the near-term, we remain pleased with the pace of new order intake and performance within our other, non-wind markets, a dynamic we expect to continue as we move through the balance of 2024.”

SEGMENT RESULTS

Heavy Fabrications Segment
Broadwind provides large, complex and precision fabrications, and proprietary industrial processing equipment, to customers in a broad range of industrial markets. Key products include wind towers, compressed natural gas pressure reducing systems and industrial fabrications, including mining and material handling components and other frames/structures.

Heavy Fabrications segment sales declined by 30.3% to $22.0 million in the first quarter 2024, as compared to the prior-year period, primarily driven by a 44.3% decline in towers sections sold. The segment reported operating income of $2.0 million in the first quarter, as compared to operating income of $2.8 million in the prior year period. Segment non-GAAP adjusted EBITDA was $3.1 million in the first quarter, as compared to $3.9 million in the prior-year period.

Gearing Segment
Broadwind provides custom gearboxes, loose gearing and heat treat services to a broad set of customers in diverse markets, including oil & gas production, surface and underground mining, wind energy, steel, material handling and other infrastructure markets.

Gearing segment sales declined by 30.3% to $8.3 million in the first quarter 2024, as compared to the prior year period, as a result of broad-based softness across major end markets. The segment reported operating income of $0.03 million in the first quarter, compared to operating income of $0.6 million in the prior year period. The segment reported non-GAAP adjusted EBITDA of $0.7 million in the first quarter, versus $1.3 million in the prior-year period.

Industrial Solutions Segment
Broadwind provides supply chain solutions, light fabrication, inventory management, kitting and assembly services, primarily serving the combined cycle natural gas turbine market as well as other clean technology markets.

Industrial Solutions segment sales increased 47.4% to $8.0 million in the first quarter 2024, as compared to the prior year period, primarily driven by increased demand for new and aftermarket gas turbine content. The segment reported operating income of $1.8 million in the first quarter compared to operating income of $0.6 million in the prior year period. The segment reported non-GAAP adjusted EBITDA of $1.9 million in the first quarter, versus $0.8 million in the prior year period.

FINANCIAL GUIDANCE

Today, Broadwind introduced financial guidance for the second quarter 2024. The following financial guidance reflects the Company’s current expectations and beliefs. All guidance is current as of the time provided and is subject to change.

	Second Quarter 2024
$ in Millions	Low	Mid	High

Total Revenue	$37	$38	$39
Adjusted EBITDA	$2.5	$3.0	$3.5

FIRST QUARTER 2024 RESULTS CONFERENCE CALL

Broadwind will host a conference call today, May 14, 2024, at 11:00 a.m. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investors.bwen.com/investors. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Live Teleconference:	877-407-9716

To listen to a replay of the teleconference, which will be available through Tuesday, May 21, 2024:

Teleconference Replay:	844-512-2921
Conference ID:	13745804

ABOUT BROADWIND

Broadwind (NASDAQ: BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. With facilities throughout the U.S., our talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com.

NON-GAAP FINANCIAL MEASURES

The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, share-based compensation and other stock payments, restructuring costs, impairment charges, proxy contest-related expenses and other non-cash gains and losses) as supplemental information regarding the Company’s business performance. The Company’s management uses this supplemental information when it internally evaluates its performance, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results, which allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements”—that is, statements related to future, not past, events— as defined in Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. We have tried to identify forward looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements. Forward-looking statements include any statement that does not directly relate to a current or historical fact. Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) our expectations and beliefs with respect to our financial guidance as set forth in this release; (ii) the impact of global health concerns on the economies and financial markets and the demand for our products; (iii) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants, including the advanced manufacturing tax credits (which remain subject to further technical guidance and regulations), and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States; (iv) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (v) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (vi) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary; (vii) our ability to continue to grow our business organically and through acquisitions; (viii) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (ix) information technology failures, network disruptions, cybersecurity attacks or breaches in data security; (x) the sufficiency of our liquidity and alternate sources of funding, if necessary; (xi) our ability to realize revenue from customer orders and backlog (including our ability to finalize the terms of the remaining obligations under a supply agreement with a leading global wind turbine manufacturer); (xii) the economy and the potential impact it may have on our business, including our customers; (xiii) the state of the wind energy market and other energy and industrial markets generally, including the availability of tax credits, and the impact of competition and economic volatility in those markets; (xiv) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xv) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers; (xvi) the effects of the change of administrations in the U.S. federal government; (xvii) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions; (xviii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; (xix) the limited trading market for our securities and the volatility of market price for our securities; (xx) our outstanding indebtedness and its impact on our business activities (including our ability to incur additional debt in the future); and (xxi) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

BROADWIND, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (IN THOUSANDS) (UNAUDITED)

	March 31,	December 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash	$1,073	$1,099
Accounts receivable, net	14,601	19,231
AMP credit receivable	1,732	7,051
Contract assets	660	1,460
Inventories	37,386	37,405
Prepaid expenses and other current assets	2,829	3,500
Total current assets	58,281	69,746
LONG-TERM ASSETS:
Property and equipment, net	47,137	47,123
Operating lease right-of-use assets, net	15,159	15,593
Intangible assets, net	1,899	2,064
Other assets	595	630
TOTAL ASSETS	$123,071	$135,156

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit and current maturities of long-term debt\	$1,428	$5,903
Current portion of finance lease obligations	2,205	2,153
Current portion of operating lease obligations	1,914	1,851
Accounts payable	16,298	20,728
Accrued liabilities	6,406	6,477
Customer deposits	11,403	16,500
Total current liabilities	39,654	53,612
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	6,262	6,250
Long-term finance lease obligations, net of current portion	3,733	3,372
Long-term operating lease obligations, net of current portion	15,374	15,888
Other	7	15
Total long-term liabilities	25,376	25,525
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 21,947,606 and 21,840,301 shares issued as of March 31, 2024 and
December 31, 2023, respectively	22	22
Treasury stock, at cost, 273,937 shares as of March 31, 2024 and December 31, 2023,
respectively	(1,842)	(1,842)
Additional paid-in capital	399,848	399,336
Accumulated deficit	(339,987)	(341,497)
Total stockholders' equity	58,041	56,019
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$123,071	$135,156

BROADWIND, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended March 31,
	2024	2023

Revenues	$37,616	$48,873
Cost of sales	30,979	41,897
Gross profit	6,637	6,976

OPERATING EXPENSES:
Selling, general and administrative	4,394	5,526
Intangible amortization	165	168
Total operating expenses	4,559	5,694
Operating income	2,078	1,282

OTHER EXPENSE, net:
Interest expense, net	(532)	(488)
Other, net	3	(2)
Total other expense, net	(529)	(490)

Net income before provision for income taxes	1,549	792
Provision for income taxes	39	23
NET INCOME	$1,510	$769

NET INCOME PER COMMON SHARE - BASIC:
Net income	$0.07	$0.04

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	21,595	20,869

NET INCOME PER COMMON SHARE - DILUTED:
Net income	$0.07	$0.04

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	21,807	21,387

BROADWIND, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,510	$769

Adjustments to reconcile net cash provided by (used in) provided by operating activities:
Depreciation and amortization expense	1,596	1,605
Deferred income taxes	(8)	(5)
Stock-based compensation	225	178
Allowance for doubtful accounts	(2)	14
Common stock issued under defined contribution 401(k) plan	287	302
Changes in operating assets and liabilities:
Accounts receivable	4,632	(8,841)
AMP credit receivable	5,319	(3,162)
Contract assets	800	46
Inventories	19	(4,281)
Prepaid expenses and other current assets	635	130
Accounts payable	(4,005)	(784)
Accrued liabilities	(71)	847
Customer deposits	(5,097)	(12,799)
Other non-current assets and liabilities	17	(3)
Net cash provided by (used in) operating activities	5,857	(25,984)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,744)	(1,065)
Net cash used in investing activities	(1,744)	(1,065)

CASH FLOWS FROM FINANCING ACTIVITIES:
(Payments on) proceeds from line of credit, net	(4,657)	16,945
Proceeds from long-term debt	1,244	-
Payments on long-term debt	(325)	(634)
Principal payments on finance leases	(401)	(265)
Net cash (used in) provided by financing activities	(4,139)	16,046

NET DECREASE IN CASH	(26)	(11,003)
CASH beginning of the period	1,099	12,732
CASH end of the period	$1,073	$1,729

BROADWIND, INC. AND SUBSIDIARIES SELECTED SEGMENT FINANCIAL INFORMATION (IN THOUSANDS) (UNAUDITED)

	Three Months Ended
	March 31,
	2024	2023
ORDERS:
Heavy Fabrications	$11,221	$20,236
Gearing	10,446	12,393
Industrial Solutions	7,329	6,973
Total orders	$28,996	$39,602

REVENUES:
Heavy Fabrications	$22,016	$31,593
Gearing	8,337	11,965
Industrial Solutions	7,994	5,423
Corporate and Other	(731)	(108)
Total revenues	$37,616	$48,873

OPERATING PROFIT/(LOSS):
Heavy Fabrications	$2,046	$2,790
Gearing	25	581
Industrial Solutions	1,767	622
Corporate and Other	(1,760)	(2,711)
Total operating profit (loss)	$2,078	$1,282

BROADWIND, INC. AND SUBSIDIARIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (IN THOUSANDS) (UNAUDITED)

Consolidated	Three Months Ended March 31,
	2024	2023
Net Income	$1,510	$769
Interest Expense	532	488
Income Tax Provision	39	23
Depreciation and Amortization	1,596	1,605
Share-based Compensation and Other Stock Payments	503	493
Proxy Contest-Related Expenses	(10)	720
Adjusted EBITDA (Non-GAAP)	$4,170	$4,098

Heavy Fabrications Segment	Three Months Ended March 31,
	2024	2023
Net Income	$2,587	$2,590
Interest Expense	89	140
Income Tax (Benefit) Provision	(630)	60
Depreciation	911	858
Share-based Compensation and Other Stock Payments	178	210
Adjusted EBITDA (Non-GAAP)	$3,135	$3,858

Gearing Segment	Three Months Ended March 31,
	2024	2023
Net (Loss) Income	$(35)	$501
Interest Expense	54	73
Income Tax Provision	7	8
Depreciation and Amortization	540	595
Share-based Compensation and Other Stock Payments	102	117
Adjusted EBITDA (Non-GAAP)	$668	$1,294

Industrial Solutions Segment	Three Months Ended March 31,
	2024	2023
Net Income	$1,584	$529
Interest Expense	163	83
Income Tax Provision	23	8
Depreciation and Amortization	100	94
Share-based Compensation and Other Stock Payments	50	43
Adjusted EBITDA (Non-GAAP)	$1,920	$757

Corporate and Other	Three Months Ended March 31,
	2024	2023
Net Loss	$(2,626)	$(2,851)
Interest Expense	226	192
Income Tax Provision (Benefit)	639	(53)
Depreciation and Amortization	45	58
Share-based Compensation and Other Stock Payments	173	123
Proxy Contest-Related Expenses	(10)	720
Adjusted EBITDA (Non-GAAP)	$(1,553)	$(1,811)

IR CONTACT

Noel Ryan, IRC
BWEN@val-adv.com